UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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[	]	Preliminary Proxy Statement
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[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[ X ]		Soliciting Material Pursuant to §240.14a-12

NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING IS A TRANSACTION FACT SHEET DESCRIBING THE PROPOSED TRANSACTION AND WILL BE POSTED ON NORTHWESTERN CORPORATION’S WEB SITE AT WWW.NORTHWESTERNENERGY.COM ON MAY 19, 2006. THE TRANSITION FACT SHEET WILL BE DISTRIBUTED BY NORTHWESTERN CORPORATION TO PARTIES WHO REQUEST ADDITIONAL INFORMATION.

Transaction Fact Sheet

Transaction Summary:	Babcock & Brown Infrastructure to acquire NorthWestern Energy for $37 per share, valuing the Company at $2.2 billion.

Company Name:	Babcock & Brown Infrastructure

Headquarters:	Sydney, New South Wales, Australia

Consideration:	100% cash consideration

Expected Closing:	2007 (9-18 months)

Approvals:	Required regulatory approvals: FERC, FCC, MPSC, SDPUC, NPSC, HSR, and Exon-Florio. Proposal fully approved by parent Board of BBI (Babcock & Brown Infrastructure Limited)

Operating Plan:

BBI has developed 5 key elements for the ongoing operations of NWEC:

1.   Implement current business plans (Capex, Liberty Audit recommendations)

2.   Focus on gas and electric network integrity / business optimization

3.   Retain current staffing levels

4.   Preserve appropriate management autonomy

5.   Maintain regular communication with state commissions, customers, consumer counsels and employees

Company Descriptions:

Listing: NASDAQ: NWEC

2005 Total Assets (Mil): $2,400

2005 Sales (Mil): $1,166

Employees: 1,350

Web site: www.northwesternenergy.com

Headquarters: Sioux Falls, S.D.

Business Breakdown: Electric Utility accounted for 45% of 2005 gross revenue; Natural Gas, 34%; Unregulated Natural Gas, 14%; Unregulated Electric, 7% & Other, nominal.

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NorthWestern Energy is an investor-owned utility and one of the largest providers of electricity and natural gas in the northwest quadrant of the United States serving approximately 628,500 customers in Montana, South Dakota and Nebraska. Classified as a mid-sized utility by most industry standards, its geographical service territory size is one of the largest in the country.

NorthWestern was incorporated in 1923, and since has generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska. In February 2002, NorthWestern acquired the electric and natural gas transmission and distribution business of the former Montana Power Company. It operates through five segments: regulated electric utility, regulated natural gas utility, unregulated electric utility, unregulated natural gas and other. NorthWestern’s Electric utility business consists of electric transmission and distribution networks. Its Natural Gas utility consists of natural gas supply and interstate pipeline transmission services and distribution services. Other consists of miscellaneous services.

NorthWestern’s utility operations are regulated primarily by the Montana Public Service Commission (MPSC); the Nebraska Public Service Commission (NPSC); the South Dakota Public Utilities Commission (SDPUC); and the Federal Energy Regulatory Commission (FERC).

For more information please visit NorthWestern’s Web site: www.northwesternenergy.com

Listing: ASX: BBI

Total Assets (Mil): $4,500

2005 Revenue (Mil): $745

Employees: 3,000+

Web site: www.bbinfrastructure.com

Headquarters: Sydney, New South Wales, Australia

Business Breakdown: Energy Distribution accounted for 67% of fiscal 2005 revenues; Transport Infrastructure, 33% and Electricity Generation, nominal.

Senior Management: Steven Boulton (CEO); Jonathon Sellar (CFO), Jeff Kendrew (COO Energy Infrastructure)

Board of Directors (Parent): Phillip Green (Chairman), Barry Upson, David Hamill, Peter Hofbauer

Babcock and Brown Infrastructure is a utility infrastructure company listed on the Australian Stock Exchange with current enterprise value of $4.5 billion and equity value of $1.7 billion. The Group’s principal activity is owning and managing utility and infrastructure businesses worldwide. The Group’s operations are carried out in three segments: Energy Distribution, Transport Infrastructure and Power Generation.

Energy Distribution

•	Powerco, which provides electricity and gas distribution in the North Island of New Zealand and Tasmania, Australia
•	IEG, which provides natural gas and LPG transmission, distribution and supply located in the United Kingdom, the Channel Islands, Isle of Man and Portugal
•	Cross Sound Cable, a HVDC transmission cable which links the electricity grids of New York and Connecticut.

_________________________

 Proforma 2005 revenue, including revenue from PD Ports, which was acquired in February 2006.

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Transport Infrastructure

•	Dalrymple Bay Coal Terminal, which is one of the world’s largest coal export facilities serving the Bowen Basin, Queensland, Australia
•	PD Ports, the second largest port operator and the owner of the largest port in the industrial northeast of the United Kingdom.

Power Generation

•	Ecogen Power (50% stake) controls the Newport and Jeeralang gas-fired generation power plants in Victoria, Australia
•	Redbank Power Station (50% stake), a coal tailings fired power station in the Hunter Valley, New South Wales Australia
•	Babcock & Brown Wind Partners – a 8.9% equity stake in a portfolio of 15 wind energy farms in the United States, Spain, Germany, and Australia

BBI is part of the Babcock & Brown family of companies, which have been conducting business in the US utility industry for nearly 30 years. Babcock & Brown was originally founded in San Francisco, CA; its global corporate headquarters moved to Sydney in October 2004. Babcock & Brown (ASX:BNB) has more than 20 offices worldwide and is engaged in real estate, infrastructure, structured finance, renewables and transportation.

For further information please visit BBI’s Web site: www.bbinfrastructure.com

Special Note Regarding Forward-Looking Statements

This fact sheet contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof. Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•	our ability to maintain normal terms with vendors and service providers;
•	our ability to fund and execute our business plan;
•

our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation arising from our bankruptcy proceeding, litigation related to our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, and the formal investigation being conducted by the Securities and Exchange Commission;

•	unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;
•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•	adverse changes in general economic and competitive conditions in our service territories; and
•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse affect on our liquidity, results of operations and financial condition.

In addition, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to

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obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or publicly update any forward-looking statements for any reason.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Northwestern Corporation in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Northwestern Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Northwestern Corporation by directing such request to Northwestern Corporation, 125 S. Dakota Avenue, Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

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